Exhibit 23-1

[WEAVER & MARTIN, LLC LETTERHEAD]

PETROL OIL AND GAS, INC.

December 21, 2004

To Whom It May Concern:

We have issued our audit report dated March 26, 2004, accompanying the financial statements of Petrol oil and Gas, Inc. for the period ended December 31, 2003 and December 31, 2002. We hereby consent to the incorporation by reference of said report in the Form SB-2/A Registration Statement of Petrol Oil and Gas, Inc. We also consent to the reference as "Expert".

Signed,

/s/ Weaver & Martin, LLC

Weaver & Martin, LLC

Kansas City, Missouri